UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): May 9, 2005


                          JACK HENRY & ASSOCIATES, INC.
            ------------------------------------------------------
            (Exact name of Registrant as specified in its Charter)

          Delaware                     0-14112                 43-1128385
 ----------------------------  ------------------------   -------------------
 (State or Other Jurisdiction  (Commission File Number)      (IRS Employer
      of Incorporation)                                   Identification No.)


                663 Highway 60, P.O. Box 807, Monett, MO 65708
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             (Address of principal executive offices) (zip code)

     Registrant's telephone number, including area code:   (417) 235-6652


        (Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 [ ] Written communications pursuant to Rule 425 under the Securities
     Act (17 CFR 230.425)

 [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
     Act (17 CFR 240.14a.-12)

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 [ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 8.01. Other Events.

 Chairman of the Board, Michael E. Henry, has advised us that JKHY Partners has terminated its Prearranged Trading Plan as of May 9, 2005. JKHY Partners is a family partnership owned by Mr. Henry and his sister Vicki Jo Henry. Mr. Henry manages the partnership. The plan was entered into in August of 2004 in accordance with SEC Rule 10b5-1 for the original purpose of liquidating up to 1,000,000 shares and was intended to run for a period of twelve months. Prior to its termination, a total of 750,000 shares had been liquidated under the plan.

 The JKHY Partners plan was terminated to allow Mr. Henry personally to adopt a Rule 10b5-1 Trading Plan with respect to 600,000 options held by him which expire in September of 2005. The new plan, adopted May 9, 2005, calls for exercise of such options and sales of up to 600,000 resulting shares. The timing of such exercises and sales will depend on market conditions and price. This amount represents less than 1% of the total Company stock outstanding, and represents 60% of the total options by Mr. Henry. The trading plan may be terminated at any time.


                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                          Date: May 10, 2005
                          JACK HENRY & ASSOCIATES, INC.
                          (Registrant)

                          By: /s/ Kevin D. Williams
                          -------------------------
                          Kevin D. Williams
                          Chief Financial Officer